Form B9F (ALT.) (Chapter 11 Corporation/Partnership Case) (9/97)
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UNITED STATES BANKRUPTCY COURT                     Southern District of New York
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                                    Notice of
          Chapter 11 Bankruptcy Case, Meeting of Creditors & Deadlines
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      A chapter 11 bankruptcy case concerning the debtor corporation listed below was filed on January 15, 1998 (date).

      You may be a creditor of the debtor. This notice lists important deadlines. You may want to consult an attorney to protect your rights. All documents filed in the case may be inspected at the bankruptcy clerk's office at the address listed below. NOTE: The staff of the bankruptcy clerk's office cannot give legal advice.
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                  See Reverse Side For Important Explanations.
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Debtor (name(s) and address):                 Case Number:
HOME HOLDINGS INC.                                    98 B 40319 (JHG)
59 Maiden Lane
New York, New York 10038-4548                 ----------------------------------
                                              Taxpayer ID Nos.:
                                                      13-3584978
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Attorney for Debtor (name and address)        Telephone number:
Skadden, Arps, Slate, Meagher & Flom LLP              (212) 735-3000
919 Third Avenue
New York, New York 10022-3897
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                              Meeting of Creditors
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Date: 03/05/98     Time: 1:00 ( ) A.M.   Location: Office of the U.S. Trustee
                              (X) P.M. 80 Broad Street, Second Floor New York, New York 10004
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                       Deadlines to File a Proof of Claim
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      Papers must be RECEIVED by the claims agent indicated below by:
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For all creditors: NO LATER THAN 5:00 P.M. (EST) ON FEBRUARY 12, 1998
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Claims agent: MacKenzie Partners, Inc.
              Madison Square Station, P.O. Box 865
              New York, New York 10160-1051
              Att'n:  Home Holdings Inc.
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                     Creditors May Not Take Certain Actions
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The filing of the bankruptcy case automatically stays certain collection and other actions against the debtor and the debtor's property. If you attempt to collect a debt or take other action in violation of the Bankruptcy Code, you may be penalized.
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Address of the Bankruptcy Clerk's Office:              For the Court:
One Bowling Green                             ----------------------------------
New York, New York 10004-1408                 Clerk of the Bankruptcy Court:

Telephone number:  (212) 668-2870             Cecelia G. Morris
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Hours Open: Monday through Friday             Date: January 20, 1998
            from 8:30 a.m. to 5:00 p.m.
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